CONSENT  LETTER  OF  RONALD  R.  CHADWICK,  P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant
3025 S. Parker  Road
Suite 109
Aurora, Colorado 80014
---------------------
Telephone:  (303) 306-1967
Telephone:  (303) 306-1944


CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT

I hereby consent to the use in this Form 10-KSB filing by Anything Internet Corporation, of my report dated September 28th, 2000 relating to the financial statements of Anything Internet Corporation which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said filing.




/s/  Ronald  R.  Chadwick,  P.C.
RONALD  R.  CHADWICK,  P.C.

Aurora,  Colorado
October  9th,  2000


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